EXHIBIT 5.1
CKR LAW LLP
1330 Avenue of the Americas, 14th Floor
New York, NY 10019

February 21, 2018

To the Board of Directors
Sincerity Applied Materials Holdings Corp.
Level 27, Rialto Tower, 525 Collins Street
Melbourne, Victoria, Australia 3000

Re:
Sincerity Applied Materials Holdings Corp.
Registration Statement on Form S-1

Gentlemen:

We are acting as counsel to Sincerity Applied Materials Holdings Corp., a Nevada corporation (the “Company”), in connection with the filing with the Securities and Exchange Commission (the “Commission”), under the Securities Act of 1933, as amended (the “Securities Act”), of a Registration Statement on Form S-1 (the “Registration Statement”), relating to the offer and sale pursuant to the Registration Statement, by the selling stockholders identified in the Registration Statement (the “Selling Stockholders”), of up to 12,441,726 shares (the “Shares”) of common stock, par value $0.001 per share, of the Company (the “Common Stock”), consisting of 5,365,565 issued and outstanding shares of Common Stock, 1,402,868 shares of Common Stock issuable upon exercise of Common Stock purchase warrants, 378,616 shares of Common Stock issuable upon conversion of convertible promissory notes and up to 5,294,677 shares of Common Stock issuable pursuant to the anti-dilution provisions contained in the warrants and notes referenced above.

This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the prospectus contained therein, other than as expressly stated herein with respect to the issue of the Shares.

You have requested our opinion as to the matters set forth below in connection with the issuance of the Shares.  For purposes of rendering this opinion, we are familiar with the Registration Statement, and we have examined the Company’s Articles of Incorporation, as amended to date, the Company’s Bylaws, as amended to date, and corporate actions of the Company’ board of directors that provided for the issuances of the Shares.  We have also examined such other documents, certificates, instruments and corporate records, and such statutes, decisions and questions of law as we have deemed necessary or appropriate for the purpose of this opinion.  We have examined and relied upon certificates of public officials and, as to certain matters of fact that are material to our opinion, we have also relied on statements of an officer of the Company.

Based upon and subject to the foregoing, it is our opinion that:

1.
The 5,365,565 issued and outstanding Shares have been validly issued and are fully paid and non-assessable.

2.
The 1,402,868 Shares issuable upon exercise of Common Stock purchase warrants will, when duly issued upon exercise of said Common Stock purchase warrants against payment therefor as provided therein, be validly issued, fully paid and non-assessable.

3.
The 378,616 Shares issuable upon conversion of convertible promissory notes will, when duly issued upon conversion of said convertible promissory notes as provided therein, be validly issued, fully paid and non-assessable.

4.
The up to 5,294,677 shares that may become issuable pursuant to the anti-dilution provision will, when duly issued in connection with the application of the anti-dilution provisions, be validly issued, fully paid and non-assessable.

Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Shares, the Common Stock purchase warrants, the convertible promissory notes or any other agreements or transactions that may be related thereto or contemplated thereby.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act.  Our opinion is expressed as of the date hereof, and we assume no obligation to update or supplement this opinion letter to reflect any change in fact, circumstance or law or to advise you of any changes in the foregoing subsequent to the date hereof.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to reference to our firm under the caption “Legal Matters”  in the prospectus constituting a part thereof. In giving such consent, we do not thereby admit that we are experts within the meaning of the Securities Act or the rules and regulations of the Commission or that this consent is required by Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ CKR Law LLP
CKR Law LLP